EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in these Registration Statements on Form S-8 (Nos. 333-261597, 333-286762, 333- 289254, 333-291083), on Form S-3 (Nos. 333-268655 and 333-276246) and on Form S-1, as amended (No. 333-290403) of our  report dated March 24, 2026 relating to the consolidated financial statements of USBC, Inc. for the Transition Period  from October 1, 2025 through December 31, 2025, which appears in these Registration Statements. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Santa Rosa, California

March 24, 2026